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                                                                     EXHIBIT 5.1



                                  June 9, 1999


Occidental Petroleum Corporation
10889 Wilshire Boulevard
Los Angeles, California  90024

               Re:    Registration Statement on Form S-3 of
                      Occidental Petroleum Corporation, Oxy
                      Capital Trust II and Oxy Capital Trust III
                      ------------------------------------------


Ladies and Gentlemen:

        I am an Associate General Counsel of Occidental Petroleum Corporation, a Delaware corporation ("Occidental"), and am rendering this opinion in connection with the preparation of the above-referenced Registration Statement on Form S-3 (No. 333- 79541) (the "Registration Statement"), which was filed by Occidental and Oxy Capital Trust II and Oxy Capital Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (each a "Trust," and collectively, the "Trusts"), on May 28, 1999, with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $1,000,000,000 aggregate public offering price of (i) Occidental's (a) senior unsecured debt securities (the "Senior Debt Securities"), which may be issued pursuant to an indenture, dated as of April 1, 1998, between Occidental and The Bank of New York, a New York banking corpora-tion, as trustee (as amended or supplemented, the "Senior Indenture"); (b) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be issued pursuant to an indenture, dated as of January 20, 1999, between Occidental and The Bank of New York, a New York banking corporation, as trustee (as amended or supplemented, the "Subordinated Indenture"); (c) shares of preferred stock, par value $1.00 per share, of Occidental


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(the "Preferred Stock"), which may be represented by depositary shares (the
"Depositary Shares") evidenced by depositary receipts (the "Receipts"), which may be issued under deposit agreements (the "Deposit Agreements") to be entered into by the Company in respect of the Depositary Shares; and (d) guarantees by Occidental of the preferred securities (the "Guarantees") described below pursuant to one or more guarantee agreements (each a "Guarantee Agreement") to be entered into by Occidental; and (ii) preferred securities (the "Preferred Securities" and, together with the Debt Securities, the Preferred Stock, the Guarantees and the Depositary Shares, the "Offered Securities") which may be issued by each Trust pursuant to their respective Amended and Restated Declarations of Trust (each an "Amended Declaration"). The Offered Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement (together with the form of preliminary prospectus forming a part thereof); (ii) the Restated Certificate of Incorporation and ByLaws of Occidental, in each case, as amended to date (the "Certificate" and "By-Laws", respectively; (iii) the Senior Indenture; (iv) the Subordinated Indenture; (v) the form of Preferred Securities Guarantee Agreement; (vi) the Certificate of Trust of each of the Trusts filed with the Secretary of State of the State of Delaware on December 16, 1998 (each, a "Certificate of Trust"); (vii) the Declaration of Trust of each of the Trusts dated as of December 16, 1998 (each, a "Declaration of Trust"); and (viii) copies of certain resolutions adopted by the Board of Directors of Occidental relating to the execution of the Senior Indenture and the Subordinated Indenture, the issuance of the Offered Securities, the filing of the Registration Statement and any amendments or supplements thereto and related matters (the "Board Resolutions").

        I am familiar with the proceedings taken and proposed to be taken by Occidental in connection with the authorization and issuance of the Offered Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In my examination, I have


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assumed the legal capacity of all natural persons, that the signatures
(other than signatures executing documents on behalf of Occidental) on all documents examined or caused to be examined by me are genuine, that all documents submitted to me as originals are authentic, and that all documents submitted to me as copies conform with the originals, which assumptions I have not independently verified. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of Occidental and others.

        I am a member of the California and New York Bars and for purposes of this opinion do not hold myself out as an expert on, nor do I express any opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware (the "DGCL"). The Offered Securities may be issued from time to time on a delayed or continuous basis and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

        Based upon and subject to the foregoing, I am of the opinion that:

               1. With respect to any series of Debt Securities, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the appropriate officers of Occidental have taken all necessary action pursuant to the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be, to fix and approve the terms of the Debt Securities, including the establishment of the form or forms of certificates representing the Debt Securities pursuant to the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be; (iii) the Senior Indenture or the Subordinated Indenture, as the case may be, shall have been qualified under the Trust Indenture Act of 1939, as amended; and (iv) the Debt Securities are duly executed and authenticated in accordance with the provisions of the Senior Indenture or the Subordinated Indenture, as the case may be, and duly delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Debt Securities will be validly issued and binding obligations of Occidental, enforceable against Occidental in accordance with their terms, except as may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief,


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regardless of whether considered in a proceeding in equity or at law, (c)
requirements that a claim with respect to any Debt Securities authenticated and delivered under the applicable Indenture denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit. In addition, I express no opinion with respect to any Debt Securities that are indexed or linked to any foreign currency, composite currency, currency unit, commodity, equity index or similar index.

               2. With respect to any series of Preferred Stock, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the appropriate officers of Occidental have taken all necessary corporate action to fix and approve the terms of the Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for the Preferred Stock in the form required by applicable law; (iii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iv) certificates representing the shares of the Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (v) Occidental receives consideration per share for the Preferred Stock in such amount as may be determined by the Board of Directors of Occidental, or an authorized committee thereof, in a form legally valid under the DGCL, the issuance and sale of the shares of Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

               3. With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Board of Directors of Occidental or an authorized committee thereof has taken all necessary corporate action to fix and determine the specific terms of the particular issuance of the Depositary Shares and the related series of Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such related series of Preferred Stock in the form required by applicable law; (iii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iv) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and applicable law; (v) the


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applicable Deposit Agreement has been duly executed and delivered and is in conformity with the Board Resolutions; (vi) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (vii) the Receipts, in the form contemplated and authorized by the Deposit Agreement, evidencing the Depositary Shares, have been duly issued against deposit of the related shares of Preferred Stock with the depositary in accordance with the Deposit Agreement, and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, the issuance and sale of the Depositary Shares will have been duly authorized, and such shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

               4. With respect to the Guarantees, when (i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Declaration and to fix and determine the terms of the applicable Preferred Securities in accordance with the terms of the applicable Amended Declaration;
(ii) the appropriate officers of Occidental have taken all necessary action to fix and determine the terms of the applicable Guarantees in accordance with the Board Resolutions; (iii) the terms of the applicable Preferred Securities and the related Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Amended Declaration and applicable Guarantee Agreement, respectively, so as not to violate any applicable law, the applicable Certificate of Trust, Declaration of Trust and Amended Declaration, and the Restated Certificate of Incorporation and By-Laws of Occidental, or result in a default (with the passage of time or otherwise) under or a breach of any contract, indenture, mortgage, loan agreement, note, lease or other instrument binding upon the Trust or Occidental, and so as to comply with any requirement or restriction imposed by any court or governmental agency or authority having jurisdiction over the applicable Trust or Occidental; (iv) the applicable Guarantee Agreement has been duly executed and delivered; (v) the applicable Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the prospectus supplement relating thereto; (vi) certificates representing the applicable Preferred Securities have been manually authenticated by an authorized officer of the Property Trustee (as defined in the applicable Amended Declaration) for the applicable Preferred Securities and registered by such Property Trustee and delivered to the purchasers thereof; (vii) the applicable Trust receives the agreed-upon consideration therefor; and (viii) the applicable Guarantee Agreement shall have


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been qualified under the Trust Indenture Act of 1939, as amended, the applicable
Guarantee will be a valid and binding obligation of Occidental enforceable in accordance with its terms except as may be subject to or limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, (c) requirements that a claim with respect to any Guarantee denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or currency unit, and (e) the effect of general rules of contract law that limit the enforceability of provisions requiring indemnification of a party for liability for its own action or inaction to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

        The opinions above with respect to the Debt Securities, Depositary Shares and Guarantees are limited to the internal laws of the State of New York. The opinion above with respect to the Guarantees is subject to the qualification that certain of the guarantee and surety waivers contained in the Guarantee Agreements may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity or enforceability of any Guarantee, taken as a whole.

        I call to your attention that federal courts located in New York could decline to hear a case on grounds of forum non-conveniens or any doctrine limiting the availability of the federal courts in New York as a forum for the resolution of disputes not having a sufficient nexus to New York and I express no opinion as to any waiver of rights to assert the applicability of the forum non-conveniens doctrine or any such other doctrine.

        My opinion above with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Indentures, Debt Securities, Deposit Agreement and Guarantees is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Law of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law Sections 5-1401, 5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney (1990)) (the "Act") and is subject to the qualifications that such


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enforceability (i) may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought, and (ii) as specified in the Act, does not apply to the extent provided to the contrary in subsection two of Section 1-105 of the New York Uniform Commercial Code.

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        I hereby  consent to the filing of this opinion with the  Commission  as
Exhibit 5.1 to the Registration Statement and to the incorporation by reference of this opinion into any registration statement of Occidental filed pursuant to Rule 462(b) of the Securities Act. I also consent to the reference to me under the heading "Legal Opinions" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ ROBERT E. SAWYER